Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 19, 2026, with respect to the consolidated financial statements of InflaRx N.V., incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany
August 6, 2026